Exhibit 3.1
                                                       -----------

                           CONRAIL INC.
                    A PENNSYLVANIA CORPORATION
                       AMENDED AND RESTATED
                              BYLAWS


                             ARTICLE I
                              OFFICES

          Section 1.1.   Registered Office.  The registered office
                         -----------------
of Conrail Inc. (the "Corporation") in the Commonwealth of Pennsylvania shall be at Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania 19101 or at such other place as the Board of Directors of the Corporation (the "Board") may specify in a statement of change of registered office filed with the Department of State of the Commonwealth of Pennsylvania.

          Section 1.2.   Other Offices.  The Corporation may also
                         -------------
have an office or offices at such other place or places either within or without the Commonwealth of Pennsylvania as the Board may from time to time determine or the business of the Corporation requires.
                            ARTICLE II
                   MEETINGS OF THE SHAREHOLDERS

          Section 2.1.   Place.  All meetings of the shareholders
                         -----
shall be held at such places, either within or without the Commonwealth of Pennsylvania, as the Board may from time to time determine. Shareholders are not permitted to act without a meeting.

          Section 2.2.   Annual Meeting.  A meeting of the
                         --------------
shareholders for the election of directors and the transaction of such other business as may be properly brought before the meeting shall be held on the third Wednesday in April in each calendar year or, if that be a legal holiday, on the first day thereafter that is not a legal holiday, or on such other date as the Board shall designate. If the annual meeting is not called and held within six months after the third Wednesday in April, or such other date as the Board has designated in any specific year, any shareholder may call a meeting of shareholders for the election of directors at any time after the expiration of the six-month period commencing on the third Wednesday in April, or such designated date, as the case may be. Elections of directors, whether at annual meetings or special meetings, need not be by written

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ballot, except upon demand by a shareholder entitled to vote at the election and before the voting begins.
          Section 2.3.   Special meetings.  Special meetings of
                         ----------------
the shareholders, for any purpose or purposes, may be called at any time by the Chief Executive Officer of the Corporation or by the Board, upon written request delivered to the Secretary of the Corporation. In addition, an "interested shareholder" (as defined in Section 2553 of the Pennsylvania Business Corporation Law of 1988 as it may from time to time be amended (the "1988 BCL")) may, upon written request delivered to the Secretary of the Corporation, call a special meeting for the purposes of approving a business combination under either subsection (3) or (4) of
Section 2555 of the 1988 BCL. Any request for a special meeting of shareholders shall state the general nature of the business to be transacted at the meeting. Upon receipt of any such request, it shall be the duty of the Secretary of the Corporation to give notice, in a manner consistent with Section 2.5 of these Bylaws, of a special meeting of the shareholders to be held at such time as the Secretary of the Corporation may fix, which time may not be, in the case of a special meeting of shareholders called pursuant to a statutory right, more than sixty (60) days after receipt by the Secretary of the Corporation of such request. If the Secretary of the Corporation shall neglect or refuse to fix the time of the meeting and give notice thereof, the person or persons calling the meeting may do so.

          Section 2.4.   Scope of Special Meetings.  Business
                         -------------------------
transacted at any special meeting shall be confined to the business stated in the notice.

          Section 2.5.   Notice.  Written notice of any meeting of
                         ------
the shareholders, stating the place, the date and hour thereof and the matters to be voted on at such meeting, shall be give in a manner consistent with the applicable provisions of Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any successor act or regulation (the "Exchange Act"), by, or at the direction of, the Secretary of the Corporation or, in the absence of the Secretary of the Corporation, any Assistant Secretary of the Corporation, at least twenty (20) days before the date named for such meeting, to each shareholder entitled to vote thereat on the date fixed as a record date in accordance with Section 7.1 of these Bylaws, or if no record date be fixed, then of record thirty (30) days next preceding the date of the meeting, at such address as appears on the transfer books of the Corporation. Any notice of any meeting of shareholders shall state that, for purposes of any meeting that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, the shareholders entitled to vote who attend such a meeting, although

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less than a quorum pursuant to Section 2.6 of these Bylaws, shall nevertheless constitute a quorum for the purposes of acting upon any matter set forth in the original notice of the meeting which was so adjourned.
          Section 2.6.   Quorum.  The shareholders present in
                         ------
person or by proxy, entitled to cast a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting, shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the Corporation owned by it, directly or indirectly, and controlled by the Board of Directors, directly or indirectly, shall not be counted in determining the total number of outstanding shares for quorum purposes. The shareholders present in person or by proxy at a duly organized meeting of shareholders can continue to conduct the business of the meeting until the adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting of shareholders cannot be organized because a quorum has not attended, the shareholders present in person or by proxy may, except as otherwise provided by the 1988 BCL and subject to the provisions of Section 2.7 of these Bylaws, adjourn the meeting to such time and place as they may determine.

          Section 2.7.   Adjournment.  Any meeting of the
                         -----------
shareholders, including one at which directors are to be elected, may be adjourned for such period as the shareholders present in person or by proxy and entitled to vote shall direct. Unless otherwise provided in a bylaw adopted by the shareholders, the shareholders entitled to vote present in person or by proxy, although less than a quorum pursuant to Section 2.6 of these Bylaws, shall nevertheless constitute a quorum for the purpose of
(i) electing directors at a meeting called for the election of directors that has been previously adjourned for lack of a quorum, and (ii) acting, at a meeting that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, upon any matter set forth in the original notice of the meeting that was adjourned, provided that such original notice shall have complied with the last sentence of Section 2.5 of these Bylaws. Other than as provided in the last sentence of Section 2.5 of these Bylaws, no notice of any adjourned meeting or the business to be conducted threat need be give other than an announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting. At any adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally noticed.

          Section 2.8.   Majority Vote.  Any matter brought before
                         -------------

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a duly organized meeting of shareholders for a vote of the
shareholders shall be decided by a majority of the votes cast at such meeting by the shareholders present in person or by proxy and entitled to vote thereon, unless the matter is one for which a different vote is required by express provision of (i) the 1988 BCL, (ii) the Amended and Restated Articles of Incorporation of the Corporation as they may from time to time be amended (the "Articles") or (iii) a bylaw adopted by the shareholders, in any of which cases such express provision shall govern and control the decision on such matter.

          Section 2.9.   Voting Rights.  Except as otherwise
                         -------------
provided by statute or the Articles, at every meeting of the shareholders every shareholder entitled to vote shall have the right to one vote for each share having voting power standing in his name on the books of the Corporation.

          Section 2.10.  Proxies.  Every shareholder entitled to
                         -------
vote at a meeting of the shareholders may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder, or by the shareholder's duly authorized attorney-in-fact, and filed with the Secretary of the Corporation. The presence of, or vote or other action at a meeting of shareholders by a proxy of, a shareholder shall constitute the presence of, or vote or action by the shareholder. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after three
(3) years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is given to the Secretary of the Corporation.

          Section 2.11.  Voting Lists.  The officer or agent
                         ------------
having charge of the transfer books for securities of the Corporation shall either (i) make a complete list of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order, with the address of, and the number of shares of stock held by, each shareholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting, or (ii) otherwise make such information available at the meeting.

          Section 2.12.  Judges of Election.  In advance of any
                         ------------------

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meeting of the shareholders, the Board may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three, as determined by the Board. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the presiding officer of the meeting or any shareholder of the proxy of any shareholder. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

          Section 2.13.  No Participation by Conference Call.  No
                         -----------------------------------
shareholder may participate in any meeting of shareholders by means of conference telephone or similar communications equipment.

          Section 2.14.  Presiding Officer.  At each meeting of
                         -----------------
the shareholders, the Chairman of the Board, or, in his absence, his designee, or, in their absence, a presiding officer chosen by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote at such meeting, shall act as presiding officer of the meeting and shall have plenary power in conducting the meeting with regard to setting an agenda, keeping order, limiting debate and prescribing such rules of the meeting as from time to time are useful and proper. The Secretary or an Assistant Secretary of the Corporation, or, in the absence of the Secretary and all Assistant Secretaries, a person whom the presiding officer of such meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

          Section 2.15.  Notice of Shareholder Business.  At an
                         ------------------------------
annual meeting of the shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed to, postage prepaid, and received at the principal executive

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offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) a representation that the shareholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy to bring such matter before the meeting, (3) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (4) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, (5) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business and (6) a description of all arrangements and understandings between the shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (naming such person or persons) pursuant to which the proposal is to be made.
     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted, and no proposal shall be acted upon, at an annual meeting except in accordance with the procedures set forth in this Section. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business or a proposal was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

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                            ARTICLE III
                             DIRECTORS

          Section 3.1.  Number of Directors and Classification of
                        -----------------------------------------
Board.  The Board shall consist of thirteen members.  Except as
-----
provided in Section 3.4 of these Bylaws in the case of vacancies, directors shall be elected by the shareholders. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, one of which shall consist of five members and two of which shall consist of four members each. Each class of directors shall serve for a term of three years, which terms shall commence in three consecutive years. At each annual meeting of the shareholders the successors to the class of directors whose term expires that year shall be elected to hold office for the term of three years and until his successor is elected and qualified or until his earlier death, resignation or removal, so that the term of office of one class of directors shall expire in each year. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

          Section 3.2.   Qualifications.  Directors shall be
                         --------------
natural persons of full age and need not be residents of the Commonwealth of Pennsylvania or security holders of the Corporation.

          Section 3.3.   Nominations of Directors.  Subject to the
                         ------------------------
rights of holders of any series of preferred stock or any other class of capital stock of the Corporation (other than Common Stock) then outstanding, only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors. Nominations of persons for election to the Board of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board, (ii) by or at the direction of a committee of the Board to which the Board has delegated the authority to make such nominations or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board or a committee of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed to, postage prepaid, and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 90 days nor more than 120 days

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prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made), and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election as a director,
(A) the name, age, business address and residence address of the proposed nominee, (B) the principal occupation or employment of the proposed nominee, (C) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, (D) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (E) all other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and (F) the written consent of the proposed nominee to serve as a director of the Corporation if so elected; (2) as to the shareholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such shareholder, (B) a representation that the shareholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the proposed nominee or nominees specified in the notice and (C) the class and number of shares of the Corporation which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and (3) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
     No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this

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Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

          Section 3.4.   Vacancies.  Vacancies in the Board shall
                         ---------
be filled by a majority of the remaining members of the Board though less than a quorum, and each director so elected shall serve until the next selection of the class for which such director was chosen, and until a successor has been selected and qualified or until such director's earlier death, resignation or removal. If one or more directors resign from the Board effective at a future date, the directors then in office, including those who have so resigned, shall have the power to fill the vacancies by a majority vote, such vote to take effect when the resignations become effective.

          Section 3.5.   Powers.  The business and affairs of the
                         ------
Corporation shall be managed under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or by these Bylaws directed or required to be exercised and done by the shareholders.

          Section 3.6.   Place of meetings.  Meetings of the Board
                         -----------------
may be held at such places within or without the Commonwealth of Pennsylvania as, in the case of a regular meeting, the Board may from time to time designate, or, in the case of a special meeting, as may be designated in the notice calling the meeting.

          Section 3.7.   First Meeting of Newly Elected Board.
                         ------------------------------------
The first meeting of each newly elected Board shall be held as soon as practicable after the meeting of shareholders at which such directors were elected, and if held on the day and at the place where the annual meeting of the shareholders was held, no notice shall be required other than announcement at the annual meeting of shareholders. If such first meeting of the newly-elected Board is not so held, notice of such meeting shall be given in the same manner as set forth in Section 3.8 of these Bylaws with respect to notice of regular meetings of the Board.

          Section 3.8.   Regular Meetings of the Board.  Regular
                         -----------------------------
meetings of the Board may be held at such times and places as shall be determined from time to time by resolution of at least a majority of the whole Board at a duly convened meeting, or by unanimous written consent. Notice of each regular meeting of the Board shall specify the date, place and hour of the meeting, as well as the general nature of the business to be conducted at the

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meeting, and shall be given to each director, to his or her address or telex, TWX, telecopier or telephone number as supplied by such director to the Corporation for the purpose of notice, at least twenty-four (24) hours before the meeting if given personally or by telephone, telex, TWX (with answer back received) or telecopier, at least forty-eight (48) hours before the meeting if given by telegram (with messenger service specified), express mail (postage prepaid) or courier service (charges prepaid), and at least five (5) days before the meeting if given by first class mail (postage prepaid). If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person, or, in the case of telex or TWX, when dispatched.

          Section 3.9.   Special Meetings of the Board.  Special
                         -----------------------------
meetings of the Board may be called by the Chief Executive Officer, and shall be called by the Chief Executive Officer or by the Secretary on the written request of two directors. Notice of the date, place and hour of each special meeting of the Board shall be given within the same time and in the same manner provided for notice of regular meetings in Section 3.8 of these Bylaws, and shall also specify the general nature of the business to be conducted at such meeting.

          Section 3.10.  Quorum of the Board.  At all meetings of
                         -------------------
the Board the presence of a majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at the meeting at which a quorum is present shall be the acts of the Board. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting. It shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

          Section 3.11.  Organization. The Secretary, or in his
                         ------------
absence, an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

          Section 3.12.  Committees of Directors.  The Board may,
                         -----------------------
by resolution adopted by a majority of the directors in office, establish one or more committees, each committee to consist of three or more of the directors, and may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. Any

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such committee, to the extent provided in such resolution or in these Bylaws, shall have and may exercise all of the powers and authority of the Board; provided that no such committee shall have any power or authority to (i) submit to the shareholders any action requiring the approval of shareholders under the 1988 BCL,
(ii) create or fill vacancies on the Board, (iii) adopt, amend or repeal Bylaws, (iv) amend or repeal any resolution of the Board that by its terms in amendable or repealable only by the Board,
(v) act on any matter committed by these Bylaws or resolution of the Board to another committee of the Board, (vi) adopt a plan or an agreement of merger or consolidation, or (vii) amend the Articles or adopt a resolution proposing an amendment to the Articles. In the absence or disqualification of a member or alternate member or members of a committee, the member or members thereof present at any meeting of such committee and not disqualified from voting, whether or not a quorum is present, may unanimously appoint another director to act at the meeting in place of any absent or disqualified member. Minutes of all meetings of any committee of the Board shall be kept by the person designated by such committee to keep such minutes. Copies of such minutes and any writing setting forth an action taken by written consent without a meeting shall be distributed to each member of the Board promptly after such meeting is held or such action is taken. Each committee of the Board shall serve at the pleasure of the Board.

          Section 3.13.  Audit Committee.  The Board shall
                         ---------------
designate an Audit Committee, consisting of three of more directors, each of whom shall be independent of management and free from any relationship that would interfere with the exercise of independent judgment as a committee member. It shall be the responsibility of the Audit Committee to evaluate for, and recommend to, the Board, as appropriate, the selection of the Corporation's independent auditors, the scope of the audits to be conducted, and the purpose and adequacy of reserves; to monitor and make recommendations in respect to the internal audit program; and to review significant accounting policies, including any major changes to those policies.

          Section 3.14.  Ethics Committee.  The Board shall
                         ----------------
designate an Ethics Committee, consisting of three or more members, each of whom shall be independent of management and free from any relationship that would interfere with the independent judgment as a committee member. It shall be the responsibility of the Ethics Committee to review, and recommend to the Board, as appropriate, matters relating to the business conduct of the corporation and its employees and other matters of public interest, including environmental quality, safety and equal employment.

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          Section 3.15.  Nominating Committee.  The Board shall
                         --------------------
designate a Nominating Committee consisting of three or more members, each of whom shall be independent of management and free from any relationship that would interfere with the independent judgment as a committee member. It shall be the responsibility of the Nominating Committee to recommend to the Board of Directors, without regard to sex, race, religion or national origin, individuals to be nominated for election to the Board of Directors, including the position of Chairman, President, and Chief Executive Officer; to periodically review Board procedures, making such recommendations to the Board as may be appropriate, and to provide for a process through which the performance of the Board of Directors and its members is reviewed and evaluated, reporting to the Board of Directors, as appropriate.

          Section 3.16.  Compensation Committee.  The Board shall
                         ----------------------
designate a Compensation Committee, consisting of three or more members, each of whom shall be independent of management and free from any relationship that would interfere with the independent judgment as a committee member. It shall be the responsibility of the Compensation Committee to review matters relating to compensation policies and proposed significant changes in the structure of the organization and personnel and, as appropriate, make recommendations to the Board of Directors.

          Section 3.17  Finance Committee.  The Board shall
                        -----------------
designate a Finance Committee, consisting of five or more members. It shall be the responsibility of the Finance Committee to review matters relating to the financial condition and performance of the corporation, including the financial aspects of pension matters and, as appropriate, make recommendations to the Board of Directors, and to exercise, to the extent permitted by the law of Pennsylvania and the bylaws of the Corporation, the authority of the Board of Directors in the management of the business and the affairs of the Corporation on days other than those on which the Board of Directors meets and to report such actions to the Board of Directors.

          Section 3.18.  Participation in Board Meetings by
                         ----------------------------------
Telephone.  One or more directors may participate in a meeting of
---------
the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and all directors so participating shall be deemed present to the meeting.

          Section 3.19.  Action by Written Consent of Directors.
                         --------------------------------------

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Any action which may be taken at a meeting of the Board or of the members of a committee of the Board may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all of the directors or the members of the committee, as the case may be, and filed with the Secretary of the Corporation.

          Section 3.20.  Compensation of Directors.  The Board of
                         -------------------------
Directors may, by resolution, fix the compensation of directors for their services. A director may also serve the Corporation in any other capacity and receive compensation therefor.

          Section 3.21.  Chairman of the Board.  The Board shall
                         ---------------------
appoint a Chairman of the Board who shall, if present, preside at all meetings of the Board and at all meetings of the shareholders.



                            ARTICLE IV
                             OFFICERS

          Section 4.1.   Principal Officers.  The principal
                         ------------------
officers of the Corporation shall be chosen by the Board, and shall include a Chief Executive Officer, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, and a Treasurer. The Board shall designate one officer (who need not be a principal officer but shall not be an assistant officer) to be the chief financial officer of the Corporation and another officer (who need not be a principal officer but shall not be an assistant officer) to be the chief accounting office of the Corporation.
All officers shall be natural persons of full age. Any number of offices may be held by the same person.

          Section 4.2.   Election of Principal Officers.  The
                         ------------------------------
Board, immediately after each annual meeting of the shareholders, shall elect the principal officers of the Corporation, each of whom shall hold office for a term of one year or such other term as the Board may provide, and until his successor has been elected and qualified or until his earlier death, resignation of removal. Each principal officer shall have such authority and perform such duties as the Board of Directors may from time to time determine.

          Section 4.3.   Other Officers.  The Corporation may have
                         --------------
such other officers, assistant officers, agents and employees as the Board or the Chief Executive Officer may deem necessary, each of whom shall hold office for such period, have such authority and perform such duties as the Board or the Chief Executive Officer may from time to time determine. The Board may delegate to any

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principal officer the power to appoint or remove and set the compensation of any such other officers and any such agents or employees.

          Section 4.4.   Compensation of Officers.  Except as
                         ------------------------
provided in Section 4.3 of these Bylaws, the salaries of all officers of the Corporation shall be fixed by the Board.

          Section 4.5.   Removal of Officers.  Any officer or
                         -------------------
agent of the Corporation may be removed by the Board with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Vacancies of any office shall be filled by the Board. Election or appointment of an officer or agent shall not of itself create contract rights.

          Section 4.6.   Bonds.  If required by the Board, any
                         -----
officer shall give the Corporation a bond, in such sum and with such surety of sureties as may be satisfactory to the Board, for the faithful discharge of the duties of his or her office and for the restoration to the Corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.


                             ARTICLE V
                        SHARE CERTIFICATES

          Section 5.1.  Certificate for Shares.  The certificates
                        ----------------------
representing shares of the Corporation shall be numbered and registered in a share register as they are issued. The share register shall exhibit the names and addresses of all registered holders and the number and class of shares and the series, if any, held by each.
          The certificates shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the registered holder and the number and class of shares and the series, if any, represented thereby. If, under the Articles, the Corporation is authorized to issue shares of more than one class or series, each certificate shall set forth, or shall contain a statement that the Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board to fix and determine such rights.

          Section 5.2.  Execution.  Every share certificate shall
                        ---------
be executed, by facsimile or otherwise, by or on behalf of the Corporation by the Chief Executive Officer or by any Senior Vice President or by the Secretary. In case any officer who has executed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of its issue.


                            ARTICLE VI
                          SHARE TRANSFER

     Section 6.1.  Transfer of Shares.  Upon presentment to the
                   ------------------
Corporation or its transfer agent of a share certificate duly endorsed by the appropriate person or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer registered upon the books of the Corporation, unless the Corporation or its transfer agent has a duty to inquire as to adverse claims with respect to such transfer that has not been discharged or unless the Corporation or its transfer agent requests reasonable evidence of the rightfulness of the transfer and such evidence is not submitted. The Corporation shall have no duty to inquire into adverse claims with respect to transfers of its securities or the rightfulness thereof unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner that affords the Corporation a reasonable opportunity to act on it before the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares are a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim.

          Section 6.2.  Discharge of Duty of Inquiry.  The
                        ----------------------------
Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there is no such address, at the claimant's residence or regular place of business, that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty (30) days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction or (b) an indemnity bond, sufficient in the Corporation's judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss that it or they may suffer by complying with the adverse claim, is filed with the Corporation.


                            ARTICLE VII
               RECORD DATE; IDENTITY OF SHAREHOLDERS

          Section 7.1.   Fixing Record Date. The Board may fix a
                         ------------------
time, not more than ninety (90) days before the date of any meeting of the shareholders (other than an adjourned meeting) or the date set for any other purpose, including without limitation, the payment of any dividend or distribution, the allotment of rights, or any change or conversion or exchange of securities, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of securities. Except as otherwise provided in Section 7.2 of these Bylaws, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of such dividend or distribution or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any securities on the books of the Corporation after any record date so fixed. When a determination of shareholders of record has been made as provided in this Section 7.1 for purposes of a meeting, the determination shall apply to any adjournment of such meeting unless the Board fixes a new record date for the adjourned meeting.

          Section 7.2.   Certification of Nominee.  The Board may
                         ------------------------
adopt a procedure whereby a shareholder may certify in writing to the Secretary of the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The Board, in adopting such procedure, may specify (i) the classification of shareholder who may certify, (ii) the purpose or purposes for which the certification may be made, (iii) the form of certification and the information to be contained therein, (iv) as to certifications with respect to a record date, the date after the record date by which the certification must be received by the Secretary of the Corporation, and (v) such other provisions with respect to the procedure as the Board deems necessary or desirable. Upon receipt

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by the Secretary of the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified instead of the person making the certification.



                           ARTICLE VIII
                      REGISTERED SHAREHOLDERS

          Section 8.1.   Registered Shareholders.  Before due
                         -----------------------
presentment for transfer of any security, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim or interest in such securities, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Pennsylvania or Section 7.2 of these Bylaws.


                            ARTICLE IX
                         LOST CERTIFICATES

          Section 9.1.   Lost Certificates.  If the owner of a
                         -----------------
share certificate claims that it has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, and if the owner has filed with the Corporation an indemnity bond and an affidavit of the facts satisfactory to the Board or its designated agent, and has complied with such other reasonable requirements, if any, as the Board may deem appropriate.


                             ARTICLE X
                           DISTRIBUTIONS

          Section 10.1.  Payment.  Distributions upon the capital
                         -------
stock of the Corporation, whether by dividend, purchase or redemption or other acquisition of its shares, together with stock dividends and stock splits, may be declared by the Board at any regular or special meeting of the Board, subject to the limitations set forth in Section 1551 of the 1988 BCL and may be paid in cash, in property, or in securities, including debt securities, of the Corporation except that stock dividends and stock splits may be paid only in the shares of the Corporation.

          Section 10.2.  Reserves.  Before the making of any
                         --------
distributions with respect to the capital stock of the Corporation, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall deem conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.


                            ARTICLE XI
           MISCELLANEOUS; LIABILITY AND INDEMNIFICATION

          Section 11.1.  Checks and Notes.  All checks or demands
                         ----------------
for money and notes of the Corporation shall be signed by such officer or officers as the Board may from time to time designate.

          Section 11.2.  Fiscal Year.  The fiscal year of the
                         -----------
Corporation shall be as determined by the Board.

          Section 11.3.  Seal.  The corporate seal shall have
                         ----
inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement of any instrument or other document by the Corporation.

          Section 11.4.  Waiver of Notice.  Whenever any notice is
                         ----------------
required to be given by statute or by the Articles or by these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent of the giving of such notice. The business to be transacted at the meeting shall be specified in the waiver of notice of such meeting. Attendance of any person entitled to notice, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

          Section 11.5.  Continuing Applicability.  The provisions
                         ------------------------
of Sections 11.6, 11.7 and 11.8 of these Bylaws shall continue as to any person who has ceased to be a director, officer, other employee or agent of the Corporation and shall inure to the benefit of the heirs and personal representatives of such person.

          Section 11.6.  Director's Liability.  A director of the
                         --------------------
Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless (a) such director has breached or failed to perform the duties of his office under Section 8363 of Title 42 of Pennsylvania Consolidated Statutes, known as the Directors' Liability Act, and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, or unless such liability is imposed pursuant to a criminal statute or for the payment of taxes.

          Section 11.7.  Indemnification.  The Corporation shall
                         ---------------
indemnify any director or officer and shall have the power by action of the Board of Directors to indemnify any employee or agent other than an officer of the Corporation with respect to any threatened, pending or completed action, suit or proceeding (including actions by or in right of the Corporation to procure a judgment in its favor) arising out of, or in connection with, any actual or alleged act or omission or the status of such indemnified person in his capacity as a director, officer, employee or agent of the Corporation or in his capacity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if requested to serve in such capacity by the Corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred, unless the person's action or failure to act that gave rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses incurred by any director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation. Expenses incurred by any employee or agent other than an officer in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon approval of the Board of Directors and receipt of an undertaking by or on behalf of such employee or agent to repay such amount if it shall ultimately be determined that such employee or agent is not entitled to be indemnified by the Corporation. The Corporation may purchase and maintain insurance or establish a separate fund for the purpose of satisfying its indemnification obligations. This Section 11.7 and Section 11.6 shall not apply to any actions filed prior to their adoption nor to any breach or failure of performance of duty by any director or officer occurring prior to their adoption.

          Section 11.8.  Mandatory Indemnification.  Without
                         -------------------------
limiting the foregoing and applicable to any action filed at any time, with respect to any act, omission or circumstance, the Corporation shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including actions by or in right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred, if such person has been successful on the merits or otherwise in any such action or upon a determination in the specific case that such indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in the 1988 BCL. The Corporation may purchase and maintain insurance for the purposes of indemnification on behalf of any or all persons to the full extent permitted under the 1988 BCL.


                            ARTICLE XII
                         BYLAW AMENDMENTS

          Section 12.1.  Amendments.  These Bylaws may be altered,
                         ----------
amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose, or except for a bylaw on a subject expressly committed to the shareholders by the 1988 BCL, by a majority vote of the members of the Board at any regular or special meeting duly convened, subject always to the power of the shareholders to change such action by the directors. Any change in these Bylaws shall take effect when adopted, except as otherwise provided in the resolution effecting the change.

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